UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TLRD	New York Stock Exchange
Preferred Stock Purchase Rights	TLRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2020, the shareholders of Tailored Brands, Inc. (the “Company”) adopted the Company’s 2016 Long-Term Incentive Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In addition, on June 26, 2020, the Board of Directors decided to delay the grant of its annual equity retainer, consistent with the Company’s decision to delay its 2020 long-term incentive grants to employees due to the impacts of the novel coronavirus, COVID-19.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 25, 2020, the Tailored Brands 401(k) Committee (the “Committee”) determined as part of its regular review of investment options available under the Tailored Brands 401(k) Savings Plan (the “Plan”) that, based on market conditions, risks and trends, investments in the Company’s common stock (“Employer Stock”) be suspended to new investments, including both participant contributions and transfers, effective as of July 2, 2020. As a result of this action by the Committee, Plan participants’ contributions to Employer Stock will be directed instead to the participant’s age appropriate Vanguard Institutional Target Retirement Fund provided under the Plan until participants direct such contributions into another investment fund.

On July 1, 2020, the Company sent the notice required by Rule 104 of Regulation BTR to its directors and executive officers informing them of a blackout period concerning common stock of the Company, including stock trades within the Plan, beginning on July 2, 2020. The Committee has not determined when or if the Employer Stock will be able to accept any new contributions or transfers from other investment funds under the Plan and is exploring hiring an independent fiduciary to evaluate future inclusion of Employer Stock as an investment option under the Plan; therefore, the ending date for the blackout period is undeterminable at this time. Advance notice of the blackout period was not possible due to the quickly changing economic conditions resulting from COVID-19.

A copy of the blackout notice transmitted to the directors and executive officers of the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)       On June 26, 2020, the Company held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the following proposals:

1.	election of five directors to the Company’s Board of Directors for the coming year;

2.	ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020;

3.	approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

4.	adoption of the Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended and restated.

(b)       The five nominees to the Board of Directors of the Company were elected at the meeting and each of the other proposals received the affirmative votes required for approval.

The number of shares voted for, against and withheld, as well as the number of broker non-votes and abstentions, as the case may be, as to each proposal were as follows:

Proposal 1 – Election of Directors:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Dinesh S. Lathi	11,451,529	3,217,952	19,821,798
Theo Killion	11,575,673	3,093,808	19,821,798
Irene Chang Britt	10,797,746	3,871,735	19,821,798
Sue Gove	11,470,936	3,198,545	19,821,798
Drew Vollero	11,746,979	2,922,502	19,821,798

Proposal 2 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020:

Shares Voted For	Shares Voted Against	Abstentions
30,770,577	2,829,517	891,185

Proposal 3 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
10,778,351	3,569,591	321,539	19,821,798

Proposal 4 – Adoption of the Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended and restated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
8,938,481	5,415,886	315,114	19,821,798

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included in this Form 8-K:

10.1	Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Appendix A to the Company’s proxy statement on Schedule 14A relating to the 2020 Annual Meeting of Shareholders of the Company filed with the Commission on May 14, 2020 (File No. 1-16097).
99.1	Notice to Directors and Executive Officers dated July 1, 2020.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Tailored Brands, Inc. 2016 Long-Term Incentive Plan, as amended and restated (incorporated by reference to Appendix A to the Company’s proxy statement on Schedule 14A relating to the 2020 Annual Meeting of Shareholders of the Company filed with the Commission on May 14, 2020 (File No. 1-16097).

99.1	Notice to Directors and Executive Officers dated July 1, 2020.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:July 1, 2020

TAILORED BRANDS, INC.

By:	/s/ JACK P. CALANDRA
Jack P. Calandra
Executive Vice President, Chief Financial Officer
and Treasurer